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                                                                 EXHIBIT (10)(a)

[Sutherland Asbill & Brennan LLP Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to Form N-4 (File No. 333-63904) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/    Mary E. Thornton

                                           -------------------------------------
                                                     Mary E. Thornton

Washington, D.C.
April 23, 2004